EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 Dear Kurt, On behalf of NXP B.V. ("NXP"), I am pleased to confirm our offer to you for the position of MT Member NXP Semiconductors as per October 1, 2009. In view thereof, NXP Semiconductors Germany GmbH (“the Company”), hereby represented by NXP, agrees with the following contract of employment (“the Agreement”). 1 DATE OF COMMENCEMENT OF EMPLOYMENT AND POSITION 1.1 As per October 1, 2009, you (hereinafter referred to as “Member MT”) will be appointed as a member of the MT (“Management Team”) of NXP, in view of your new role as Senior Vice President and General Manager BU Automotive as per January 1, 2010. 1.2 The Member MT’s main place of employment will be the office of the Company in Hamburg, Germany. The Company will be entitled, however, to change the place of employment; in such case the Member MT’s personal interests and circumstances shall, as far as possible, be taken into consideration. 1.3 The Member MT will have a working time of 45 h a week. He shall fully devote his working time and working capacity to his position. To the extent his working hours will be in excess of normal working hours, he shall not be entitled to any additional compensation in respect thereof. 1.4 The Member MT shall fulfil all obligations vested in him by law, laid down in the articles of association of the Company, by the applicable corporate governance rules and by instructions determined or to be determined in a Board of Management or MT regulation. 1.5 The Member MT is obliged to do or to refrain from doing all that officers in similar positions should do or should refrain from doing. The Member MT shall fully devote himself, his time and his energy to promoting the interest of the Company and its group of companies. 1.6 If the Member MT is a member of the board of another company within the group of companies on the basis of his position as Member MT (so-called "qq directorships"), or if the Member MT is employed in any other position pursuant to his position as Member MT (so-called "qq-positions"), he will pay the income derived there from to the Company, unless the Company decides otherwise. The Company shall hold the Member MT harmless from any tax disadvantage to the extent related to such payment to the Company. 1.7 The Member MT acknowledges that he has read, understood and shall adhere to the Company’s business code of conduct and other guidelines, laid down in any Company manual or other codes, as established and amended from time to time. Page 1 of 7

EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 2 DURATION OF THE AGREEMENT AND NOTICE OF TERMINATION 2.1 The Agreement has been entered into for an indefinite period. It must be considered to be a continuation of the Member MT’s prior employment with any of the NXP group companies. 2.2 This agreement shall terminate automatically, without notice being required, on the last day of the calendar month preceding the calendar month in which the Member MT may claim for a non-reduced state pension. 2.3 Each party may terminate the Agreement as per the end of a calendar month by giving written notice, subject to a notice period of six months for the Company and three months for the Member MT. 2.4 Upon termination of this agreement the Member MT shall resign from any q.q. directorship(s) and/or q.q. position(s) held by him as referred to in article 1.6 of this agreement. 2.5 In the event of termination of employment of the Member MT by the Company, local labour law shall be decisive for the entitlement to, and the amount, if any, of a severance payment. 3 SALARY AND BONUS 3.1 The Member MT shall receive a gross annual base salary of EUR 270,000 including holiday allowance, to be paid in twelve equal monthly instalments at the end of each calendar month, net of the mandatory and agreed withholdings and deductions. 3.2 The CEO of the Company shall review annually, at its discretion, if there should be an increase in the gross base salary as per April 1 of a relevant year. The Member MT shall be informed in writing of any salary increases awarded to him in this way. 3.3 The Member MT will be entitled to participate in the Members MT Incentive scheme. The annual incentive targets will be set from year to year by the CEO. The gross at target annual incentive amount of which is currently 100% of your fix gross salary per annum. For incomplete calendar years the annual incentive will be prorated. The current maximum annual incentive opportunity is equal to 200% of the at target annual incentive opportunity. Within NXP, the maximum position- related annual incentives are fixed by the Board of Management (BoM). Therefore, if the BoM decides to introduce changes in the annual incentive scheme related to your position, these changes will automatically apply to the Contract and will be deemed to form part thereof. 3.4 In case of termination of the Agreement by the Company other than for Cause or, by the Court on application of the Company other than for Cause, or in case of retirement or death the Company will pay a pro rata payment of the bonus for the financial year in which, or shortly after which, the Member MT's employment is terminated, provided that the conditions for bonus pay-out are met, which payment will be prorated for the period that the Member MT has performed actual work for Page 2 of 7

EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 the Company and whereby the pro rata bonus shall not be paid to the Member MT until the financial results for the relevant year have been determined. In all other situations in which the Agreement ends, or if the Member MT has served notice, no (pro rata) payment of the bonus will be considered and/or made. 3.5 Without prejudice to clause 3.4, if the Member MT has not performed actual work during the full financial year, any bonus paid (if conditions for bonus pay-out are met) shall be pro rata to the part of the financial year during which the Member MT has performed actual work. For the purposes of this article "actual work" shall be deemed to include periods of holiday leave and periods of incapacity to work on account of illness or disablement, in so far as such period does not exceed 3 months. 4 COMPANY CAR 4.1 The Member MT remains to be entitled to the current company car or car allowance as per policy of NXP Germany. 5 HOLIDAYS 5.1 The Member MT shall be entitled to 30 working days vacation per year. In taking vacation, the Member MT shall duly observe the interests of the Company 6 RETIREMENT The NXP retirement arrangements for NXP Germany remain to be applicable. The retirement age will be in accordance with local rules and practice. 7 DIRECTOR AND OFFICERS LIABILITY INSURANCE 7.1 The Company shall pay the annual contribution of the Company Director and Officers Liability Insurance policy. This insurance shall provide coverage to the Member MT as mentioned in the relevant policy. 8 OTHER BENEFITS 8.1 The current arrangement regarding compensation during long-term illness remain applicable, see also Appendix A. 8.2 Other local benefits might be applicable, based upon local NXP regulation in Germany. These arrangements may only be agreed upon in writing and with regard to the Company, solely when a decision to that effect has been taken by the competent body of the Company, which will be the SVP HRM NXP, Mr P. Kleij. Page 3 of 7

EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 9 FISCAL ASSISTANCE 9.1 NXP Corporate Fiscal in consultation with Ernst & Young will assist you in the filing of your annual tax return. 10 CONFIDENTIALITY AND RETURN OF PROPERTY 10.1 The Member MT may not, either during or after the end of this agreement, use confidential information about the Company and its group or affiliated companies (collectively referred to as: the “Group”) and the Group's activities or products, including information about suppliers, customers and other relations, for any other purpose than is necessary in connection with the performance of his duties. The Member MT shall maintain such information carefully and ensure that third parties do not become aware of it other than in accordance with this paragraph 10.1. The provisions of this paragraph do not apply if the Member MT is required to use or disclose the information by law or pursuant to a court decision. 10.2 With regard to property of the Group, including documents, computer discs and other data carriers as well as copies thereof, which come into the Member MT’s possession in connection with the performance of his duties, the Member MT shall not use such property in any other way and shall not keep it any longer than is necessary to perform his duties, and the Member MT shall in any event hand over or return such property immediately to the Company at the latter's request or, at the Member MT’s own initiative, if he has not carried out his duties for any reason for more than two weeks or the employment has ended. 10.3 If information as referred to in paragraph 10.1 has been stored in a computer system of the Member MT or has otherwise been stored in a form which does not have to be handed over or returned by the Member MT pursuant to paragraph 10.2, the Member MT shall not keep that information for any period longer than is necessary to perform his duties, and in any event destroy the information immediately at the Company's request or, at the Member MT’s own initiative, if he has not carried out his duties for any reason for more than two weeks or the employment has ended. 10.4 If the Member MT is in breach of paragraphs 10.1 to 10.3, he shall owe to the Company without any demand or other prior notice a non-recurrent penalty of EUR 20,000. The Company shall be entitled to the penalty without prejudice to any claim for performance of the obligations set out in paragraphs 10.1 to 10.3. 11 NO ADDITIONAL OCCUPATION 11.1 The Member MT shall refrain from accepting remuneration or time consuming non- remunerated work activities with or for third parties or from doing business for his own account without the prior written consent of the Company. Page 4 of 7

EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 12 NON-COMPETITION 12.1 During this agreement and a period of one year after the end of this agreement the Member MT may not, without the Company's prior written consent, directly or indirectly, for himself or for others, and against payment or otherwise, in any way work for, or be involved or have an interest in, any person, company or organisation which conducts activities comparable to or competing with the Group's activities. The preceding sentence shall also apply to activities in areas in which the Group has become active since the execution of this agreement. 12.2 During this agreement and a period of one year after the end of this agreement the Member MT may not, without the Company's prior written consent, directly or indirectly, for himself or for others, and against payment or otherwise, in any way do business or maintain any form of business contact with, or work for, or be involved or have an interest in (future) customers or commercial contacts of the Group that were such of the group in the two years preceding the termination of employment. 12.3 If the Member MT is in breach of paragraphs 12.1 and 12.2, he shall owe to the Company without any demand or other prior notice a non-recurrent penalty of EUR 20,000 for each case. The Company shall be entitled to the penalty without prejudice to any claim for performance of the obligations set out in paragraphs 12.1 and 12.2. The Company shall have the right to claim damages in addition to the aforementioned penalty. 13 INTELLECTUAL PROPERTY 13.1 With regard to Member MT’s inventions German state law will apply. Regarding any work results the Member MT without any restrictions concedes all rights of use to the company. Any claims so far are paid off by the employer’s contractual remuneration. 14 GIFTS 14.1 The Member MT shall not in connection with the performance of his duties, directly or indirectly, accept or demand commission, contributions or reimbursement in any form whatsoever from third parties. This does not apply to customary promotional gifts of little value, also taking into consideration provision 1.6 of this agreement. 15 AMENDMENTS 15.1 Amendments to this agreement may only be agreed upon in writing and with regard to the Company, solely when a decision to that effect has been taken by the competent body of the Company. Page 5 of 7

EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 16 MISCELLANEOUS 16.1 This is a fully integrated agreement that supersedes all prior agreements, whether oral or written, between the Member MT and the Company, its predecessor companies or affiliated companies. This Agreement is subject to German law. 16.2 The Data concerning the Member MT will be recorded in one or more personnel registration systems. If you agree with this overview of conditions, you are requested to sign the enclosed copy of this letter and return the signed document October 31, 2009 at the latest to José Stinis, High Tech Campus 60 – 3.12, 5656 AG Eindhoven, The Netherlands. /s/ Mr. R.L Clemmer /s/ Mr. Kurt Sievers Mr. R.L Clemmer Mr. Kurt Sievers Chief Executive Officer of NXP B.V. Enclosure: Appendix A – Compensation during long-term illness. Page 6 of 7

EXHIBIT 10.4 Mr. Kurt Sievers October 23, 2009 Appendix A In the case of a longer period of inability to work due to illness, Mr. Sievers will, from the 7th week until the end of eighteen months, receive a net allowance of the difference between 80% of his net salary and the gross sick pay provided by statutory insurance. In determining the difference between net salary and gross sick pay the last full month of pay before the illness is determinative. The gross sick pay from statutory insurance will serve as the correct reference also in the case of privately insured persons. The company will bear the cost of any taxes due as a result of the above referenced allowance. The sick pay allowance will only be paid one time for the same illness within a period of 3 months from the beginning of the illness. This contractual obligation will only be due until the end of the employment relationship. Page 7 of 7

Kurt Sievers EID 11010222 Dear Kurt, Congratulations on your promotion to President reporting to me. Your compensation will be adjusted effective 7 September 2018, as described below. 2018 Base Salary and Annual Bonus Target Current New Base Salary € 525,000 € 665,000 Merit Increase 27% Annual Bonus Target 80% 100% Target Cash Increase 41% Target Total Cash € 945,000 € 1,330,000 Thank you for your contribution in 2018 and your ongoing commitment towards the success of NXP Semiconductors in the future! Best Regards, /s/ Rick Clemmer Rick Clemmer CEO NXP Semiconductors